UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 1203
Milton, GA 30004
 (Address of principal executive offices)

(678) 871-7457
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 16, 2015, Meridian Waste Solutions, Inc. (the “Company”) entered into an Amended and Restated Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, Timothy M. Drury ("Seller"); Christian Disposal LLC ("Christian Disposal"); FWCD, LLC, a Missouri limited liability company wholly owned by Christian Disposal; Here to Serve Missouri Waste Division, LLC, a Missouri limited liability company wholly owned by the Company; and Here to Serve Georgia Waste Division, LLC, a Georgia limited liability company wholly owned by the Company. The parties to the Purchase Agreement (the “Parties”) executed and delivered the Purchase Agreement to amend and restate the terms and conditions of that certain Membership Interest Purchase Agreement by and among the parties, dated September 11, 2015, as amended (the “Original Agreement”), to reflect, among other changes, that based on the delivery of due diligence materials and completion of certain negotiations with respect to the schedules and exhibits to the Purchase Agreement, certain rights of the parties to terminate the Original Agreement without recourse are no longer applicable, binding the parties thereto to the obligations therein.

Pursuant to the Purchase Agreement, upon the closing of the Purchase Agreement (the “Closing”), to take place on November 30, 2015 or such other date as the Parties my agree, subject to customary closing conditions as set forth in the Purchase Agreement, the Company will purchase from Seller 100% of the membership interests of Christian Disposal in exchange for the following (collectively, the “Purchase Price”): (i) Thirteen Million Dollars ($13,000,000), subject to a working capital adjustment in accordance with Section 1.4 of the Purchase Agreement; (ii) shares of the Company’s common stock in the amount equivalent to Two Million Dollars ($2,000,000) as of the Closing, in accordance with Section 1.3(a)(ii) of the Purchase Agreement; (iii) a Convertible Promissory Note in the amount of One Million Dollars ($1,000,000), bearing interest at 8% per annum; and (iv) an additional purchase price of Two Million Dollars ($2,000,000), payable upon satisfaction of certain conditions, and subject to any applicable reductions, set forth in the Purchase Agreement. The Purchase Agreement contains typical representations, warranties and covenants.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is included as an exhibit to this Current Report on Form 8-K and is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*
Amended and Restated Membership Purchase Agreement made and entered into as of October 16, 2015, by and among Timothy M. Drury; Christian Disposal LLC; FWCD, LLC; Meridian Waste Solutions, Inc.; Here to Serve Missouri Waste Division, LLC; and Here to Serve Georgia Waste Division, LLC

*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: October 22, 2015	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer